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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Planters Corporation of our report dated January 21, 1999, except as to Note 2 which is as of March 5, 1999, which appears on page 37 of Union Planters Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998.






/S/ PricewaterhouseCoopers LLP
Memphis, Tennessee
April 15, 1999